Exhibit 99.1

Barnwell Industries Completes Sale of Remaining Hawaii Development Interests

Transaction Completes Company’s Exit from Hawaii and Further Simplifies Portfolio

HOUSTON, Texas – September 16, 2026 – Barnwell Industries, Inc. (NYSE American: BRN) today announced that it has completed the previously announced sale of its remaining Hawaii development interests and related project rights.

The transaction had a gross purchase price of approximately $1.77 million, resulting in approximately $1.54 million in net cash proceeds to Barnwell. In connection with the transaction, the applicable partnership also made pre-closing distributions of approximately $0.14 million net to Barnwell. Together, these amounts resulted in total cash receipts to Barnwell of approximately $1.7 million.

The transaction included the sale of Barnwell’s indirect partnership interests in KKM Makai, LLLP and KD Kona 2013 LLLP, which hold interests in the leases covering the Increment 1 and Increment 2 areas of Lot 4-A at Ka‘upulehu on the Island of Hawaii, as well as development rights held by Ka‘upulehu Developments in the Increment 2 area.

With the closing completed, Barnwell has now monetized its remaining Hawaii development interests. The Company expects the limited remaining activities associated with winding up the related Ka‘upulehu Developments partnership and its affairs to be completed promptly and at minimal additional cost.

“This transaction marks an important milestone for Barnwell and completes the monetization of legacy Hawaii assets that we believe no longer represented the best use of our shareholders’ capital,” said Philip Patman, Jr., Chief Financial Officer and a member of Barnwell’s Board of Directors. “We have converted these interests into cash, eliminated associated future capital commitments and further simplified the Company.”

Patman continued, “Our focus now is on putting Barnwell’s capital and public-company platform to work where we believe they can generate attractive long-term risk-adjusted returns. We continue to evaluate strategic investments, acquisitions and potential business combinations, while maintaining a disciplined approach to valuation, balance-sheet strength and capital allocation. We will pursue opportunities only where we believe the prospective returns justify committing our shareholders’ capital.”

About Barnwell Industries, Inc.

Barnwell Industries, Inc. is a diversified company with operations and interests in energy and related assets. The Company is focused on disciplined capital allocation, operational improvement, strategic repositioning, and maximizing shareholder value.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding Barnwell’s strategy, strategic repositioning, liquidity, capital allocation, business prospects, commodity prices, oil and gas asset values, potential future distributions, the potential sale of assets, the Company’s strategic alternatives process, potential merger candidates, possible business combinations or other transactions, and opportunities to generate returns for shareholders.

These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Important factors that could cause actual results to differ materially include risks related to commodity price volatility, the timing and outcome of any asset sale process, the Company’s ability to complete any strategic transaction, the availability and terms of potential merger or business combination opportunities, general economic and market conditions, and the other risks described in Barnwell’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

Barnwell undertakes no obligation to update any forward-looking statements except as required by law.

Company Contact:

Barnwell Industries, Inc.
24 Greenway Plaza, Suite 1800Q
Houston, Texas 77046
Telephone: (713) 730-7026
Website: www.brninc.com